Exhibit 99.1

3003 Tasman Drive, Santa Clara, CA 95054

www.svb.com

Contact:
Meghan O’Leary
Investor Relations
(408) 654-6364

NASDAQ: SIVB

SVB FINANCIAL GROUP ANNOUNCES SELECTED UNAUDITED PRELIMINARY FINANCIAL RESULTS

EXPECTED FOR FIRST QUARTER 2009; COMPANY TO HOST CONFERENCE CALL TO DISCUSS

PRELIMINARY RESULTS

SANTA CLARA, Calif. — April 7, 2009 — SVB Financial Group (NASDAQ: SIVB), parent company of Silicon Valley Bank, announced selected unaudited preliminary financial results expected for the first quarter of 2009 and an update to the company’s outlook on credit quality for 2009.

Based on preliminary first quarter financial information, the company is expecting to report a consolidated net loss applicable to common stockholders for the first quarter of 2009 in the range of approximately $9.0 million to $12.0 million and a diluted loss per common share in the range of $0.28 to $0.36. As discussed below, the expected loss is generally attributable to the impact of: (i) credit quality of certain specific loans, (ii) valuation declines of venture capital/private equity investments, (iii) a lower than expected net interest margin primarily due to deposit growth and low returns on excess cash levels, and (iv) other items as discussed below.

“While the challenges of the current economy have affected us, resulting in a loss for the consolidated company in the first quarter, our core business continues to perform,” said Ken Wilcox, president and CEO of SVB Financial Group. “We expect to report a profitable first quarter for our primary banking subsidiary, Silicon Valley Bank. Moreover, the holding company and the bank continue to be well-capitalized. We have been proactively strengthening our capital and liquidity to help ensure we are there to support our clients throughout this economic cycle.”

Selected highlights of the company’s unaudited preliminary financial results expected for the first quarter of 2009 are as follows:

•	Provision for loan losses of approximately $40.0 million to $45.0 million. Factors that caused the provision to increase for the quarter were primarily the following:

•	Approximately $31.0 million of the provision was attributable to two “Shared National Credit” (“SNC”) loans in which the company participated; and

•	Consistent with management expectations, the remainder of the provision was primarily attributable to certain loans to early stage companies.

As of March 31, 2009, the company’s portfolios for (i) SNC loans in which the company participated totaled approximately $236.0 million ; (ii) SNC loans originated by the company totaled approximately $27.0 million; and (iii) early-stage loans totaled approximately $636.0 million. Additionally, as of March 31, 2009, the company’s allowance for loan losses is expected to be approximately 2.20% of total gross loans, and 1.40% of total gross loans exclusive of existing specific reserves for impaired loans.

The provision was also impacted by other favorable factors, primarily including:

•	The reduction of general reserves by approximately $7.0 million due to the decline in period-end loan balances from the fourth quarter of 2008 to the first quarter of 2009; and

•

The reversal of specific reserves by approximately $4.8 million due to the repayment by affiliates of HRJ Capital, LLC (“HRJ”) of certain outstanding balances on capital call lines of credit during the first quarter of 2009.

An independent asset management firm recently announced that it had entered into a term sheet with HRJ to assume the management of HRJ’s funds of funds. The final transaction is subject to the execution of definitive agreements between the parties and other closing conditions. If the transaction closes based on the proposed terms, the company does not expect that the transaction will have a material impact on its net income and provision for loan losses.

•

Net losses on investment securities relating to the company’s consolidated investment funds and other venture capital/private equity investments of approximately $36.0 million. Net of noncontrolling interests (formerly referred to as minority interests), such net losses are expected to be approximately $5.0 million. This expected net loss is primarily attributable to the continuing effects of the downturn in the overall economy, causing pressures on valuations of venture capital/private equity investments.

A reconciliation of the company’s net losses on investment securities, net of noncontrolling interest, is provided under the section “Non-GAAP Financial Measures” below.

•

Lower than expected net interest margin, on a fully taxable equivalent basis, of approximately 3.95% to 4.00%, largely due to higher than expected levels of interest-bearing deposits, which were primarily invested in overnight funds with the Federal Reserve. As part of its efforts to continue to strengthen its capital and liquidity, during the fourth quarter of 2008, the company increased its client deposit balances through the offering of its own on-balance sheet sweep product. Upon completion of the company’s analysis of its current client loan and deposit activities and behaviors, the company expects to invest a more significant portion of the excess cash in higher yielding assets during the second quarter of 2009.

•	Loan to deposit ratio and loan and deposit balances are as follows:

•

As of March 31, 2009: (i) a ratio of period-end loans (net of unearned income) to deposits of approximately 59.0%, (ii) period-end loans (net of unearned income) of approximately $5.0 billion, and (iii) period-end deposits of approximately $8.5 billion.

•

For the first quarter of 2009: (i) a ratio of average loans (net of unearned income) to deposits of approximately 64.5%, (ii) average loans (net of unearned income) of approximately $5.1 billion, and (iii) average deposits, approximately $7.9 billion.

•

Included in the net loss applicable to common stockholders is approximately $3.5 million related to dividends and discount amortization in connection with the company’s preferred stock issued under the Capital Purchase Program.

•

Non-tax deductible charge of approximately $2.0 million to $3.0 million relating to the impairment of goodwill associated with eProsper, primarily due to the change in revenue outlook for that business.

•	Expected capital ratios for the company and Silicon Valley Bank as of March 31, 2009 are:

	SVB Financial Group	Silicon Valley Bank
Total risk-based capital ratio	18.74%	16.25%
Tier 1 risk-based capital ratio	13.65%	11.08%
Tier 1 leverage ratio	10.10%	8.28%
Tangible common equity to tangible assets ratio (1)(2)	6.87%	7.94%
Tangible common equity to risk-weighted assets ratio (1)	9.98%	11.08%

(1)	Tangible common equity consists of total stockholders’ equity (excluding preferred equity, and unrealized gains and losses from the company’s fixed income investments) less acquired intangibles and goodwill.

(2)	Tangible assets represent total assets (excluding unrealized gains and losses from the company’s fixed income investments) less acquired intangibles and goodwill.

Updated Outlook for the Year Ending December 31, 2009

The Company has updated its outlook on credit quality for the full year ending December 31, 2009 and expects its full year 2009 net loan charge-offs to be in the range of 1.75% to 1.80% of total gross loans, which is (i) inclusive of approximately $40.0 million in net charge offs expected in the first quarter of 2009, but (ii) exclusive of any potential net charge offs related to loans impaired as of March 31, 2009. For the second through fourth quarters of 2009, we expect quarterly net charge offs (annualized) of approximately 1.40% of total gross loans, excluding any potential net charge offs related to loans impaired as of March 31, 2009. This compares to the outlook provided on January 22, 2009 related to net charge offs to total gross loans of 1.30% (excluding any potential charge offs related to impaired loans as of December 31, 2008) for the full year 2009. All other updates to the company’s outlook for 2009 are expected to be updated by the company on April 23, 2009, to the extent necessary.

The outlook statements above are, by their nature, forward-looking statements and are subject to substantial risks and uncertainties which are discussed below under the section “Forward-Looking Statements.”

Conference Call Regarding Preliminary Results

On April 8, 2009, the company will host a conference call at 8:00 a.m. (Pacific Time) to discuss its preliminary financial results expected for the first quarter ended March 31, 2009. The conference call can be accessed by dialing (877) 663-9523 or (404) 665-9482, and referencing the conference ID “94107192”. A live webcast of the audio portion of the call can be accessed on the Investor Relations section of the company’s website at www.svb.com. A replay of the conference call will be available beginning at approximately 10:00 a.m. (Pacific Time) on Wednesday, April 8, 2009, through midnight on Wednesday, April 22, 2009, by dialing (800) 642-1687 or (706) 645-9291 and referencing conference ID number “94107192.” A replay of the audio webcast will also be available on www.svb.com for 12 months beginning Wednesday, April 8, 2009.

The company expects to host its regular quarterly earnings conference call on April 23, 2009 to discuss the financial results for the first quarter ended March 31, 2009. Details of the call will be announced at a later date.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts, and can be identified by the use of words such as “becoming,” “may,” “will, “ “should,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “seeks,” “expects,” “plans,” “intends,” the negative of such words, or comparable terminology. Throughout this release, management makes forward-looking statements about expected financial results for the first quarter of 2009, as well as for the year ending December 31, 2009 under the section “Updated Outlook for the Year Ending December 31, 2009.” Although management believes that the expectations reflected in its forward-looking statements are reasonable and has based these expectations on its beliefs and assumptions, such expectations may prove to be incorrect. Actual results may differ. Factors that could cause actual results to differ include, among others: (i) continued deterioration or other changes in the state of the economy or the markets in which the company conducts business or are served by the company, (ii) additional adjustments in the company’s calculation of financial results or the application of accounting principles, including as a result of review of these preliminary estimates by the company’s independent auditors, (iii) discovery of new information by the company which alters its expectations about its first quarter results or impacts valuation methodologies underlying such results; (iv) errors in the company’s assessment of the creditworthiness or liquidity of its clients or unanticipated effects of credit concentration risks which create or exacerbate deterioration of such creditworthiness or liquidity; (v) other changes in credit quality of the company’s loan portfolio; (vi) changes in interest rates or market levels or factors affecting them; (vii) changes in the performance or equity valuations of companies in which the company has invested or hold derivative instruments or equity warrant assets; (viii) variations from management’s expectations as to factors impacting the company’s cost structure; and (ix) accounting changes, as required by U.S. generally accepted accounting principles. For additional information about factors that could cause actual results to differ from the expectations stated in forward-looking statements, please refer to the company’s most recently-filed Annual Report on Form 10-K for the year ended December 31, 2008. All subsequent written or oral forward-looking statements attributable to the company or persons acting on the company’s behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this report are made only as of the date of this report. The company does not undertake any obligation to update forward-looking statements.

The preliminary expected results for the first quarter discussed in this release are based on information available at this time and are subject to change due to a variety of factors, including among others: (i) management’s finalization of its quarterly closing of its financial reporting processes, and (ii) as a result of review by the company’s independent auditors. These results could differ from the company’s actual reported quarterly results expected to be announced on April 23, 2009 and in its Quarterly Report on Form 10-Q for the first quarter ended March 31, 2009, which the company expects to file in May 2009.

About SVB Financial Group

For over 25 years, SVB Financial Group and its subsidiaries, including Silicon Valley Bank, have been dedicated to helping entrepreneurs succeed. SVB Financial Group is a financial holding company that serves companies in the technology, life science, venture capital/private equity and premium wine industries. Offering diversified financial services through Silicon Valley Bank, SVB Analytics, SVB Capital, SVB Global and SVB Private Client Services, SVB Financial Group provides clients with commercial, investment, international and private banking services. The Company also offers funds management, broker-dealer services and asset management, as well as the added value of its knowledge and networks worldwide. Headquartered in Santa Clara, California, SVB Financial Group operates through 27 offices in the U.S. and international operations in China, India, Israel and the United Kingdom. More information on the Company can be found at www.svb.com. (SIVB-F)

Banking services are provided by Silicon Valley Bank, the California bank subsidiary and commercial banking operation of SVB Financial Group, and a member of the FDIC and the Federal Reserve. SVB Private Client Services is a division of Silicon Valley Bank. SVB Financial Group is also a member of the Federal Reserve.

Non-GAAP Financial Measures

To supplement the company’s selected unaudited preliminary financial results for the first quarter of 2009 presented in accordance with generally accepted accounting principles in the United States (“GAAP”) in this press release, the company uses a certain non-GAAP measure of financial performance which excludes from its expected GAAP net loss for the first quarter of 2009:

•

Income and expense that are attributable to noncontrolling interests - As part of its funds management business, the company recognizes the entire income or loss from funds where it owns significantly less than 100%. The company is required under GAAP to consolidate 100% of the results of the funds that it is deemed to control or have a majority ownership. The relevant amounts attributable to investors other than the company are reflected under “Net Losses Attributable to Noncontrolling Interest” below. The company’s net loss as reported in that section includes only the portion of income or loss that is attributable to its ownership interest.

Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The company believes that this non-GAAP financial measure, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding its performance by excluding amounts attributable to noncontrolling interests, where indicated, or certain items that do not occur in every reporting period of its core business, operating results or future outlook. Management uses, and believes that investors benefit from referring to, this non-GAAP financial measure in assessing its operating results and when planning, forecasting and analyzing future periods. This non-GAAP financial measure should be considered in addition to, not as a substitute for or superior to, net loss, or other financial measures prepared in accordance with GAAP. In the financial table below, the company has provided a reconciliation of the most comparable GAAP financial measure to the non-GAAP financial measure used in this press release.

Net Losses Attributable to Noncontrolling Interest

Non-GAAP net losses on investment securities, net of noncontrolling interest (Dollars in millions)	Three Months Ended March 31, 2009
GAAP net losses on investment securities	$36.0
Less: losses attributable to noncontrolling interests, including carried interest	$31.0

Non-GAAP net losses on investment securities, net of noncontrolling interest	$5.0